                                                                                      EXHIBIT 11
                                 GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                     COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Six Months Ended
                                                     June 30,                    June 30,
                                            -------------------------   -------------------------
                                                1996          1995          1996          1995
                                            -----------   -----------   -----------   -----------
Earnings from continuing operations         $ 8,693,000   $ 2,093,000   $11,018,000   $ 2,205,000
Discontinued operations, net                    (72,000)       59,000         7,000        94,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 8,621,000   $ 2,152,000   $11,025,000   $ 2,299,000
                                            ===========   ===========   ===========   ===========
Weighted average number of shares
  outstanding during the period              11,260,319    11,516,074    11,255,853    11,662,510
                                            ===========   ===========   ===========   ===========
Earnings per common share:
  Continuing operations                     $      0.77   $      0.18   $      0.98   $      0.19
  Discontinued operations                                        0.01                        0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.77   $      0.19   $      0.98   $      0.20
                                            ===========   ===========   ===========   ===========
Additional Primary Computation
- ------------------------------
Earnings from continuing operations         $ 8,693,000   $ 2,093,000   $11,018,000   $ 2,205,000
Discontinued operations, net                    (72,000)       59,000         7,000        94,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 8,621,000   $ 2,152,000   $11,025,000   $ 2,299,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to weighted average
  number of shares outstanding:
    Weighted average number of
      shares outstanding above               11,260,319    11,516,074    11,255,853    11,662,510
        Add - dilutive effect of
          outstanding options(a)                125,722        22,373       111,090        22,475
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,386,041    11,538,447    11,366,943    11,684,985
                                            ===========   ===========   ===========   ===========
Earnings per common share:(b)
  Continuing operations                     $      0.76   $      0.18   $      0.97   $      0.19
  Discontinued operations                                        0.01                        0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.76   $      0.19   $      0.97   $      0.20
                                            ===========   ===========   ===========   ===========
/TABLE

                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Six Months Ended
                                                     June 30,                   June 30,
                                            -------------------------   -------------------------
                                                1996          1995          1996          1995
                                            -----------   -----------   -----------   -----------
Fully Diluted Computation
- -------------------------
Earnings from continuing operations         $ 8,693,000   $ 2,093,000   $11,018,000   $ 2,205,000
Discontinued operations, net                    (72,000)       59,000         7,000        94,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 8,621,000   $ 2,152,000   $11,025,000   $ 2,299,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above               11,260,319    11,516,074    11,255,853    11,662,510
        Add - dilutive effect of
          outstanding options(a)                127,019        28,526       129,443        28,526
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,387,338    11,544,600    11,385,296    11,691,036
                                            ===========   ===========   ===========   ===========

Earnings per common share:(b)
  Continuing operations                     $      0.76   $      0.18   $      0.97   $      0.19
  Discontinued operations                                        0.01                        0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.76   $      0.19   $      0.97   $      0.20
                                            ===========   ===========   ===========   ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.
